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                                 [LOGO OF SBA]

                                      NEWS

                                                     For additional information:
                                                     Jeffrey A. Stoops
                                                     Chief Financial Officer
                                                     (561) 995-7670

                              FOR IMMEDIATE RELEASE

SBA COMMUNICATIONS CORPORATION TO PROVIDE EXCLUSIVE BUILD TO SUIT SERVICES TO GEORGIA PCS MANAGEMENT, LLC; TOPS 1,000 TOWERS OWNED

BOCA RATON, FLORIDA; December 6, 1999: SBA Communications Corporation (NASDAQ:
SBAC) today announced that it had entered into an exclusive agreement (the "Agreement") to provide site acquisition, development, collocation, build-to-suit and equipment installation services for Georgia PCS Management, LLC ("Georgia PCS"). Georgia PCS is a Sprint PCS Network Member and manages Sprint markets throughout various areas of Georgia.

Under the Agreement, SBA shall have the right to build for SBA's ownership any new tower required by Georgia PCS in its network development. SBA will be responsible for site acquisition, collocation, and installation services for Georgia PCS equipment under the Agreement and will be paid a fee for such services. Georgia PCS and SBA estimate that the Agreement will cover the location of as many as 200 antenna sites by Georgia PCS through March 31, 2001, with the number of such sites being on newly-built towers ranging from 50 to
100. Georgia PCS will be the anchor tenant on the towers built and owned by SBA at initial monthly rents of either $1,100 or $1,570, depending on the services provided by SBA, with subsequent rent escalators. The initial term of the leases will be 10 years with renewal options.

"We are very excited to team up with Georgia PCS and to be part of the growth of their network," said Steve Bernstein, CEO and President of SBA. "The markets in which they operate are very complimentary to our existing activities. Georgia PCS has positioned themselves to be a leader in wireless communications in their markets and we are pleased to be a part of their continued success."

Rob Brooks, Chief Operating Officer of Georgia PCS, stated, "We are very pleased to partner with SBA, an industry leader in wireless network development. With SBA becoming a party to our build out we are very confident in our ability to continue to reach our markets efficiently and effectively."

SBA also announced that in the month of November it passed the 1,000 towers owned mark through its new tower build and tower acquisition activities.
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SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA's primary focus is the construction of new towers and acquisition of existing towers for its own account. Since it was founded in 1989, SBA has participated in the development of over 13,000 antenna sites in the United States.









Information Concerning Forward-Looking Statements

Some information in this release is forward looking. These forward-looking statements may be affected by the risks and uncertainties in the company's business. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the company's Securities and Exchange Commission filings. The company wishes to caution readers that certain important factors may have affected and could in the future affect the company's actual results and could cause the company's actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the company. With respect to pending new tower build projects, a number of factors will affect the timing and number of new build completions, including without limitation, zoning difficulty, carrier design changes, changing local market conditions and weather. The company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.